UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 25, 2022

Linde plc
(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom

(Address of principal executive offices) (Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual General Meeting of Shareholders of Linde plc was held on July 25, 2022 (the “AGM”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 403,015,680 which was 80.16% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The ten nominees for election as a director were elected to serve until the 2023 annual general meeting of shareholders and until his or her successor is elected and qualified. The vote results were as follows:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non- Votes	% of Votes Cast For
Stephen F. Angel	361,163,474	24,987,004	522,071	16,343,131	93.53%
Sanjiv Lamba	382,422,631	3,662,049	587,869	16,343,131	99.05%
Prof DDr. Ann-Kristin Achleitner	380,160,226	4,651,210	1,861,113	16,343,131	98.79%
Dr. Thomas Enders	381,292,816	4,896,586	483,147	16,343,131	98.73%
Edward G. Galante	330,224,382	55,789,664	658,503	16,343,131	85.55%
Joe Kaeser	356,224,736	27,524,692	2,923,121	16,343,131	92.83%
Victoria E. Ossadnik	361,454,155	24,538,311	680,083	16,343,131	93.64%
Prof. Dr. Martin H. Richenhagen	360,917,871	25,240,627	514,051	16,343,131	93.46%
Alberto Weisser	383,450,693	2,702,743	519,113	16,343,131	99.30%
Robert L. Wood	375,729,216	10,421,599	521,734	16,343,131	97.30%

Proposal 2a

Shareholders ratified, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PWC”) as the independent auditor by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
371,175,218	31,312,330	528,132	N/A
(92.10% of votes cast)	(7.77% of votes cast)

1

Proposal 2b

Shareholders approved the authorization of the Board, acting through the Audit Committee, to determine PWC’s remuneration by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
389,032,680	13,305,352	677,648	N/A
(96.53% of votes cast)	(3.30% of votes cast)

Proposal 3

Shareholders approved, on an advisory and non-binding basis, the compensation of Linde plc’s Named Executive Officers as disclosed in the 2022 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
323,455,568	62,456,179	760,802	16,343,131
(83.65% of votes cast)	(15.50% of votes cast)

Proposal 4

Shareholders approved, on an advisory and non-binding basis, the Directors’ Remuneration Report (excluding the Directors’ Remuneration Policy) as set forth in the Linde plc IFRS Annual Report for the financial year ended December 31, 2021 by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
324,405,464	60,398,955	1,868,130	16,343,131
(83.90% of votes cast)	(14.99% of votes cast)

Proposal 5

Shareholders approved the determination of the price range at which Linde plc can re-allot shares that it acquires as treasury shares under Irish law as disclosed in the 2022 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
401,167,219	1,110,022	738,439	N/A
(99.54% of votes cast)	(0.28% of votes cast)

Proposal 6

Shareholders approved the shareholder proposal to require any shareholder vote provision in Linde’s Irish Constitution be a simple majority of the votes cast at a shareholder meeting and that any greater vote requirement (a “supermajority vote”) be reduced to a simple majority.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
202,292,511	183,086,325	1,293,713	16,343,131
(52.32% of votes cast)	(47.04% of votes cast)

2

SIGNATURES

3

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

By:	/s/Guillermo Bichara
Name:	Guillermo Bichara
Title:	General Counsel

Date: July 29, 2022

4